                                                                    EXHIBIT 23.8

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 27, 1997, with respect to the consolidated financial statements of Interconnection Systems (Holdings) Limited in the Registration Statement on Form S-4 and related Prospectus of Viasystems, Inc. for the registration of $100,000,000 9 3/4% Senior Subordinated Notes due 2007.

ERNST & YOUNG
Chartered Accountants

Newcastle upon Tyne, England
April 15, 1998